News Release

Media Contact: Catherine Butler
24-Hour: 800.559.3853

Analysts: Mike Callahan
Office: 704.382.0459

Aug. 4, 2016

Duke Energy reports second quarter 2016 financial results

▪	Second quarter 2016 GAAP reported diluted EPS was $0.74 compared to $0.78 for the second quarter of 2015

▪	Adjusted diluted EPS of $1.07 for second quarter 2016, compared to $0.95 for the second quarter of 2015

▪	Company remains on track to achieve its 2016 adjusted diluted earnings guidance range of $4.50 to $4.70 per share
CHARLOTTE, N.C. - Duke Energy today announced second quarter 2016 reported diluted earnings per share (EPS), prepared in accordance with Generally Accepted Accounting Principles (GAAP) of $0.74, compared to $0.78 for second quarter 2015. Second quarter 2016 adjusted diluted EPS was $1.07, compared to $0.95 for second quarter 2015.
GAAP reported diluted EPS includes the impact of special items, which are excluded from adjusted diluted EPS. Special items during the second quarter of 2016 include charges related to an impairment in Central America, costs to achieve mergers and cost savings initiatives.
Second quarter adjusted diluted EPS was higher than the prior year due to higher retail revenues from pricing and rider recoveries, lower O&M expense, and additional earnings from the North Carolina Eastern Municipal Power Agency (NCEMPA) acquisition.
Based upon results through the second quarter, the company remains on track to achieve its 2016 adjusted diluted earnings guidance range of $4.50 to $4.70 per share.
“Our solid second quarter performance reflects the strength of our regulated utilities driven by strategic investments, dedicated cost management and a relentless focus on operational excellence,” said Lynn Good, Duke Energy chairman, president and CEO. “The execution of our long-term strategy to modernize the energy grid and generate cleaner energy creates value for customers, delivers growth for shareholders and enhances our position as a leader in the industry.
“Looking ahead, we are on track with our proposed acquisition of Piedmont Natural Gas and the marketing of our Latin American assets,” Good added. “The successful completion of both transactions will align our portfolio to focus on domestic infrastructure businesses that drive more stable earnings and cash flow growth.”

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Business unit results
In addition to the summary business unit discussion below, a comprehensive table of quarterly earnings per share drivers compared to the prior year is provided on pages 15 and 16.
The discussion below of the second-quarter results includes adjusted segment income, which is a non-GAAP financial measure. In addition to the drivers that follow, the variances in GAAP reported earnings were impacted by special items. The tables on pages 25 through 28 present a detail of special items and a reconciliation of GAAP reported results to adjusted results.
During the first quarter of 2016, Duke Energy began to evaluate interim period segment performance based on financial information that includes the impact of income tax levelization within segment income. This represents a change from the previous measure, where the interim period impacts of income tax levelization were included within Other, and therefore excluded from segment income. As a result, prior period segment results presented in this release have been recast to conform to this change.
Regulated Utilities
Regulated Utilities recognized second quarter 2016 adjusted segment income of $718 million, compared to $632 million in the second quarter 2015, an increase of $0.13 per share.
Higher quarterly results at Regulated Utilities were primarily driven by:

▪	Higher pricing and riders (+$0.08 per share)

▪	Lower O&M expenses (+$0.05 per share), primarily as a result of favorable outage costs and cost savings initiatives

▪	Increased wholesale net margins (+$0.03 per share), primarily due to the long-term wholesale contract associated with the NCEMPA purchase in the prior year
These favorable drivers were partially offset by:

▪	Less favorable weather (-$0.04 per share)
On a year-to-date basis, Regulated Utilities recognized adjusted segment income of $1,413 million, compared to $1,406 million in the comparable year-to-date period of 2015, an increase of $0.01 per share.
Increased year-to-date results at Regulated Utilities were primarily driven by:

▪	Higher pricing and riders (+$0.15 per share)

▪	Increased wholesale net margins (+$0.05 per share) primarily due to the long-term wholesale contract associated with the NCEMPA acquisition in the prior year

▪	Lower O&M expense (+$0.03 per share) as a result of favorable outage costs and cost savings initiatives, despite higher storm costs (-$0.06 per share)

▪	Lower effective tax rate (+$0.03 per share)
These favorable drivers were partially offset by:

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▪	Less favorable weather (-$0.14 per share)

▪	Higher depreciation and amortization expense (-$0.06 per share) primarily resulting from additional plant in-service

▪	Higher non-income taxes (-$0.04 per share) primarily due to increased property taxes
Commercial Portfolio
Commercial Portfolio recognized second quarter 2016 adjusted segment income of $14 million, compared to $11 million in the second quarter 2015, an increase of $0.01 per share.
Higher quarterly results at Commercial Portfolio were primarily driven by increased investments in the Atlantic Coast and Sabal Trail pipelines.
On a year-to-date basis, Commercial Portfolio recognized adjusted segment income of $41 million, compared to $112 million in the comparable year-to-date period of 2015, a decrease of $0.10 per share.
Commercial Portfolio’s lower year-to-date earnings were driven by the absence of earnings from the Midwest Generation business (-$0.12 per share), which was sold in April 2015, partially offset by higher earnings from the renewables portfolio (+$0.01 per share) and increased investments in the Atlantic Coast and Sabal Trail pipelines (+$0.01 per share).
International Energy
International Energy recognized second quarter 2016 adjusted segment income of $43 million, compared to $52 million in the second quarter 2015, a decrease of $0.02 per share.
International Energy’s decreased quarterly earnings were driven by lower earnings at National Methanol Company (NMC) (-$0.02 per share) and a higher effective tax rate (-$0.02 per share), partially offset by stronger results in Latin America (+$0.03 per share) primarily due to improved hydrology in Brazil despite weaker foreign currency exchange rates.
On a year-to-date basis, International Energy recognized adjusted segment income of $166 million, compared to $88 million in the comparable year-to-date period of 2015, an increase of $0.11 per share.
Higher year-to-date earnings at International Energy were driven by a lower effective tax rate (+$0.08 per share), stronger results in Latin America (+$0.06 per share) primarily due to improved hydrology in Brazil, partially offset by weaker foreign currency exchange rates, and lower earnings from NMC (-$0.03 per share).
Other
On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, and other investments.
Other recognized second quarter 2016 adjusted net expense of $36 million, compared to net expense of $37 million in the second quarter 2015, which was flat on a per share basis. The decreased net expense was primarily driven by a change in effective tax rate (+$0.02 per share) and higher interest expense (-$0.01 per share).

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On a year-to-date basis, Other recognized adjusted net expense of $104 million, compared to $67 million in the comparable period of 2015, a decrease of $0.05 per share. Other’s year-to-date results were primarily driven by higher interest expense (-$0.02 per share) and a change in effective tax rate (-$0.01 per share).
The consolidated adjusted effective tax rate for second quarter 2016 was 31.4 percent, compared to 31.3 percent in the second quarter of 2015. Adjusted effective tax rate is a non-GAAP financial measure. The tables on pages 29 and 30 present a reconciliation of GAAP reported effective tax rate to adjusted effective tax rate.
Accelerated stock repurchase program
In connection with the transaction to sell the Midwest Generation Business to Dynegy for $2.8 billion, which closed on April 2, 2015, Duke Energy completed a $1.5 billion accelerated stock repurchase program (ASR). The program resulted in share retirements of approximately 19.8 million, providing a benefit to the year-to-date 2016 results of $0.03 per share.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled for 10 a.m. ET today to discuss Duke Energy’s financial performance for the quarter and other business and financial updates.
The conference call will be hosted by Lynn Good, chairman, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors' section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 877-723-9502 in the United States or 719-325-4795 outside the United States. The confirmation code is 4669837. Please call in 10 to 15 minutes prior to the scheduled start time.
A replay of the conference call will be available until 1 p.m. ET, August 14, 2016, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 4669837. A replay and transcript also will be available by accessing the investors' section of the company’s website.

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Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported to adjusted diluted EPS for quarterly results in 2016 and 2015:

(In millions, except per-share amounts)	After-Tax Amount	2Q 2016 EPS	2Q 2015 EPS
Diluted EPS, as reported		$0.74	$0.78
Adjustments to reported EPS:
Second Quarter 2016
Costs to achieve, mergers	$69	0.10
International impairment	145	0.21
Cost savings initiatives	15	0.02
Discontinued operations	1	—
Second Quarter 2015
Costs to achieve, Progress merger	14		0.02
Discontinued operations (1)	101		0.15
Total adjustments		$0.33	$0.17
Diluted EPS, as adjusted		$1.07	$0.95
(1) Adjusted earnings for the second quarter of 2015 excludes GAAP reported loss from discontinued operations of $0.09 per diluted share, which was driven by the impact of a litigation reserve related to the nonregulated Midwest generation business, as well as a tax charge recorded within continuing operations of $0.06 resulting from changes in state tax apportionment factors related to the sale of the Midwest generation business.
Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, adjusted earnings and adjusted diluted EPS. These items represent income from continuing operations net of income (loss) attributable to noncontrolling interests, adjusted for the dollar and per-share impact of special items. Special items represent certain charges and credits, which management believes are not indicative of our ongoing performance, and are discussed below. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting and for reporting results to the Board of Directors, employees, stockholders, analysts and investors concerning Duke Energy’s financial performance. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation and Diluted EPS Attributable to Duke Energy Corporation common stockholders.
Special items included in the periods presented include the following:

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•
Costs to achieve mergers and International impairment represent charges that result from potential or completed strategic acquisitions and divestitures that do not reflect ongoing costs of the business.

•	Costs savings initiatives represent restructuring charges incurred to reduce future expenses and do not represent ongoing costs.

•
Midwest generation operations represents the operating results of the nonregulated Midwest generation business and Duke Energy Retail Sales (collectively, the Disposal Group), which have been classified as discontinued operations. Management believes inclusion of the Disposal Group's operating results within adjusted earnings and adjusted diluted EPS results in a better reflection of Duke Energy's financial performance during the period.

Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders, or asset impairments).
Management evaluates segment performance based on segment income. Segment income is defined as income from continuing operations net of income attributable to noncontrolling interests. Segment income includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income as presented provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income is segment income.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items or any amounts that may be reported as discontinued operations or extraordinary items for future periods, as discussed above.
Duke Energy’s adjusted earnings, adjusted diluted EPS, and adjusted segment income may not be comparable to similarly titled measures of another company because other entities may not calculate the measures in the same manner.
Duke Energy is one of the largest electric power holding companies in the United States. Its regulated utility operations serve approximately 7.4 million electric customers located in six states in the Southeast and Midwest, representing a population of approximately 24 million people. Its Commercial Portfolio and International business segments own and operate diverse

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power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.
Headquartered in Charlotte, N.C., Duke Energy is an S&P 100 Stock Index company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.
The Duke Energy News Center serves as a multimedia resource for journalists and features news releases, helpful links, photos and videos. Hosted by Duke Energy, illumination is an online destination for stories about remarkable people, innovations, and community and environmental topics. It also offers glimpses into the past and insights into the future of energy.
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Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook" or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the extent and timing of costs and liabilities to comply with federal and state regulations related to coal ash, including amounts for the required closure of certain ash basins, are uncertain and difficult to estimate; the ability to recover eligible costs, including amounts associated with coal ash basin asset retirement obligations and future significant weather events, and earn an adequate return on investment through the regulatory process; the costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process; credit ratings of the company or its subsidiaries may be different from what is expected; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, including self-generation and distributed generation technologies; advancements in technology; additional competition in electric markets and continued industry consolidation; political, economic and regulatory uncertainty in Brazil and other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company

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resulting from an incident that affects the U.S. electric grid or generating resources; the impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, and other catastrophic events such as fires, explosions, pandemic health events or other similar occurrences; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations and general economic conditions; declines in the market prices of equity and fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; construction and development risks associated with the completion of Duke Energy and its subsidiaries’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner or at all; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to successfully complete future merger, acquisition or divestiture plans; the expected timing and likelihood of completion of the proposed acquisition of Piedmont Natural Gas Company, Inc. (Piedmont), including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed acquisition that could reduce anticipated benefits or cause the parties to abandon the acquisition, and under certain specified circumstance pay a termination fee of $250 million, as well as the ability to successfully integrate the businesses and realize anticipated benefits and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; and the likelihood, terms and timing of the potential sale of International Energy, excluding the equity investment in National Methanol Company, could change the presentation of certain assets, liabilities and results of operations as assets held for sale, liabilities associated with assets held for sale, and discontinued operations, respectively.
Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made; Duke Energy

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expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

June 2016
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per-share amounts and where noted)	2016	2015	2016	2015
Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$0.74	$0.87	$1.74	$1.96
Diluted	$0.74	$0.87	$1.74	$1.96

(Loss) Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$—	$(0.09)	$—	$0.05
Diluted	$—	$(0.09)	$—	$0.05

Net income attributable to Duke Energy Corporation common stockholders
Basic	$0.74	$0.78	$1.74	$2.01
Diluted	$0.74	$0.78	$1.74	$2.01

Weighted average shares outstanding
Basic	689	692	689	700
Diluted	690	692	689	700

SEGMENT INCOME (LOSS) BY BUSINESS SEGMENT
Regulated Utilities	$718	$632	$1,413	$1,406
International Energy(a)(b)	(102)	52	21	88
Commercial Portfolio(c)	14	(30)	41	(23)
Total Reportable Segment Income	630	654	1,475	1,471
Other Net Expense(d)(e)(f)	(120)	(51)	(274)	(94)
Intercompany Eliminations	—	(3)	—	(4)
(Loss) Income from Discontinued Operations, net of tax(g)	(1)	(57)	2	34
Net Income Attributable to Duke Energy Corporation	$509	$543	$1,203	$1,407

CAPITALIZATION
Total Common Equity			47%	49%
Total Debt			53%	51%

Total Debt			$44,585	$41,173
Book Value Per Share			$57.98	$57.56
Actual Shares Outstanding			689	688

CAPITAL AND INVESTMENT EXPENDITURES
Regulated Utilities	$1,565	$1,411	$3,013	$2,673
International Energy	10	7	15	19
Commercial Portfolio	208	261	422	383
Other	42	56	79	114
Total Capital and Investment Expenditures	$1,825	$1,735	$3,529	$3,189

Note: Certain prior period amounts have been reclassified to conform to the current year presentation, including changes related to the new segment income measure.

(a) Includes an impairment charge of $145 million (net of tax of $49 million) for the three and six months ended June 30, 2016, related to certain assets in Central America.
(b) Includes a tax benefit of $79 million for the six months ended June 30, 2016, resulting from the ability to more efficiently utilize foreign tax credits, net of higher taxes due to no longer asserting indefinite reinvestment of foreign earnings.

(c) Includes a tax charge of $41 million for the three and six months ended June 30, 2015, resulting from the completion of the sale of the nonregulated Midwest generation business.
(d) Includes costs to achieve mergers of $69 million for the three months ended June 30, 2016 (net of tax of $42 million), and $143 million for the six months ended June 30, 2016 (net of tax of $88 million). These costs primarily consist of mark-to-market losses related to forward-starting interest rate swaps utilized to manage interest rate exposure for the expected financing of the Piedmont acquisition.

(e) Includes costs to achieve Progress merger of $14 million for the three months ended June 30, 2015 (net of tax of $8 million), and $27 million for the six months ended June 30, 2015 (net of tax of $16 million).

(f) Includes a charge of $15 million for the three months ended June 30, 2016 (net of tax of $9 million) and $27 million for the six months ended June 30, 2016 (net of tax of $17 million), primarily consisting of severance expense related to cost savings initiatives.

(g) Includes the impact of a litigation reserve related to the nonregulated Midwest generation business of $46 million for the three months ended June 30, 2015 (net of tax of $25 million), and $53 million for the six months ended June 30, 2015 (net of tax of $28 million).

June 2016
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except for GWh and MW amounts)	2016	2015	2016	2015
REGULATED UTILITIES
Operating Revenues	$5,099	$5,220	$10,358	$10,943
Operating Expenses	3,772	4,003	7,739	8,308
Gains on Sales of Other Assets, net	1	2	2	9
Operating Income	1,328	1,219	2,621	2,644
Other Income and Expenses	74	59	138	131
Interest Expense	278	274	555	549
Income Before Income Taxes	1,124	1,004	2,204	2,226
Income Tax Expense	406	372	791	820
Segment Income	$718	$632	$1,413	$1,406

Depreciation and Amortization	$721	$707	$1,449	$1,405
INTERNATIONAL ENERGY
Operating Revenues	$270	$287	$516	$560
Operating Expenses(a)	382	232	536	439
Loss on Sales of Other Assets, net	(1)	(1)	(1)	(1)
Operating (Loss) Income	(113)	54	(21)	120
Other Income and Expenses	23	31	39	45
Interest Expense	22	22	44	45
(Loss) Income Before Income Taxes	(112)	63	(26)	120
Income Tax (Benefit) Expense(b)(c)	(13)	10	(52)	30
Less: Income Attributable to Noncontrolling Interests	3	1	5	2
Segment (Loss) Income	$(102)	$52	$21	$88

Depreciation and Amortization	$22	$23	$44	$46

Sales, GWh	5,625	4,520	11,505	8,990
Proportional MW Capacity in Operation			4,315	4,333
COMMERCIAL PORTFOLIO
Operating Revenues	$112	$75	$226	$148
Operating Expenses	121	84	232	173
Gains on Sales of Other Assets, net	1	6	2	6
Operating Loss	(8)	(3)	(4)	(19)
Other Income and Expenses	4	(2)	6	—
Interest Expense	11	10	23	22
Loss Before Income Taxes	(15)	(15)	(21)	(41)
Income Tax (Benefit) Expense(d)	(28)	15	(61)	(18)
Less: Loss Attributable to Noncontrolling Interests	(1)	—	(1)	—
Segment Income (Loss)	$14	$(30)	$41	$(23)

Depreciation and Amortization	$33	$26	$63	$50

Actual Renewable Plant Production, GWh	1,758	1,373	3,818	2,683
Net Proportional MW Capacity in Operation			1,978	1,634
OTHER
Operating Revenues	$30	$34	$59	$61
Operating Expenses(e)(f)(g)	96	63	188	113
Gains on Sales of Other Assets, net	4	6	11	13
Operating Loss	(62)	(23)	(118)	(39)
Other Income and Expenses	8	9	18	10
Interest Expense(h)	191	97	396	194
Loss Before Income Taxes	(245)	(111)	(496)	(223)
Income Tax Benefit(i)(j)(k)	(126)	(63)	(226)	(134)
Less: Income Attributable to Noncontrolling Interests	1	3	4	5
Segment Net Expense	$(120)	$(51)	$(274)	$(94)

Depreciation and Amortization	$37	$34	$71	$66

Note: Certain prior period amounts have been reclassified to conform to the current year presentation, including changes related to the new segment income measure.

(a) Includes a pretax impairment charge of $194 million for the three and six months ended June 30, 2016, related to certain assets in Central America.
(b) Includes a tax benefit of $49 million for the three and six months ended June 30, 2016 related to the asset impairment.
(c) Includes a tax benefit of $79 million for the six months ended June 30, 2016, resulting from the ability to more efficiently utilize foreign tax credits, net of higher taxes due to no longer asserting indefinite reinvestment of foreign earnings.

(d) Includes a tax charge of $41 million for the three and six months ended June 30, 2015, resulting from the completion of the sale of the nonregulated Midwest generation business.
(e) Includes costs to achieve mergers of $28 million for the three months ended June 30, 2016, and $47 million for the six months ended June 30, 2016.
(f) Includes charges of $24 million for the three months ended June 30, 2016, and $44 million for the six months ended June 30, 2016, related to cost savings initiatives.
(g) Includes costs to achieve Progress merger of $22 million for the three months ended June 30, 2015 and $43 million for the six months ended June 30, 2015.
(h) Includes costs to achieve mergers of $83 million for the three months ended June 30, 2016 and $183 million for the six months ended June 30, 2016. These costs primarily consist of mark-to-market losses related to forward-starting interest rate swaps utilized to manage interest rate exposure for the expected financing of the Piedmont acquisition.

(i) Includes a tax benefit related to costs to achieve mergers of $42 million for the three months ended June 30, 2016 and $88 million for the six months ended June 30, 2016.
(j) Includes a tax benefit related to cost savings initiatives of $9 million for the three months ended June 30, 2016 and $17 million for the six months ended June 30, 2016.
(k) Includes a tax benefit related to costs to achieve Progress merger of $8 million for the three months ended June 30, 2015 and $16 million for the six months ended June 30, 2015.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating Revenues
Regulated electric	$4,965	$5,090	$10,018	$10,547
Nonregulated electric and other	422	403	822	780
Regulated natural gas	97	96	266	327
Total operating revenues	5,484	5,589	11,106	11,654
Operating Expenses
Fuel used in electric generation and purchased power - regulated	1,509	1,721	3,086	3,662
Fuel used in electric generation and purchased power - nonregulated	82	118	140	222
Cost of natural gas	21	26	81	137
Operation, maintenance and other	1,431	1,422	2,920	2,848
Depreciation and amortization	813	790	1,627	1,567
Property and other taxes	293	279	590	543
Impairment charges	195	—	198	—
Total operating expenses	4,344	4,356	8,642	8,979
Gains on Sales of Other Assets and Other, net	5	13	14	27
Operating Income	1,145	1,246	2,478	2,702
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	15	23	23	36
Other income and expenses, net	92	72	171	146
Total other income and expenses	107	95	194	182
Interest Expense	500	403	1,011	806
Income from Continuing Operations before Income Taxes	752	938	1,661	2,078
Income Tax Expense from Continuing Operations	239	334	452	698
Income from Continuing Operations	513	604	1,209	1,380
(Loss) Income from Discontinued Operations, net of tax	(1)	(57)	2	34
Net Income	512	547	1,211	1,414
Less: Net Income Attributable to Noncontrolling Interests	3	4	8	7
Net Income Attributable to Duke Energy Corporation	$509	$543	$1,203	$1,407

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$0.74	$0.87	$1.74	$1.96
Diluted	$0.74	$0.87	$1.74	$1.96
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$—	$(0.09)	$—	$0.05
Diluted	$—	$(0.09)	$—	$0.05
Net income attributable to Duke Energy Corporation common stockholders
Basic	$0.74	$0.78	$1.74	$2.01
Diluted	$0.74	$0.78	$1.74	$2.01
Weighted average shares outstanding
Basic	689	692	689	700
Diluted	690	692	689	700

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	June 30, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$676	$857
Receivables (net of allowance for doubtful accounts of $23 at 2016 and $18 at 2015)	575	703
Receivables of VIEs (net of allowance for doubtful accounts of $56 at 2016 and $53 at 2015)	1,943	1,748
Inventory	3,627	3,810
Regulatory assets (Includes $34 related to VIEs at 2016)	825	877
Other	451	327
Total current assets	8,097	8,322
Investments and Other Assets
Investments in equity method unconsolidated affiliates	613	499
Nuclear decommissioning trust funds	5,966	5,825
Goodwill	16,357	16,343
Other	2,972	3,042
Total investments and other assets	25,908	25,709
Property, Plant and Equipment
Cost	115,143	112,826
Accumulated depreciation and amortization	(38,412)	(37,665)
Generation facilities to be retired, net	598	548
Net property, plant and equipment	77,329	75,709
Regulatory Assets and Deferred Debits
Regulatory assets (includes $1,194 related to VIEs at 2016)	11,290	11,373
Other	30	43
Total regulatory assets and deferred debits	11,320	11,416
Total Assets	$122,654	$121,156
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,221	$2,400
Notes payable and commercial paper	2,312	3,633
Taxes accrued	467	348
Interest accrued	448	430
Current maturities of long-term debt (includes $197 at 2016 and $125 at 2015 related to VIEs)	2,342	2,074
Regulatory liabilities	332	400
Other	1,784	2,115
Total current liabilities	9,906	11,400
Long-Term Debt (includes $3,383 at 2016 and $2,197 at 2015 related to VIEs)	39,931	37,495
Deferred Credits and Other Liabilities
Deferred income taxes	13,038	12,705
Investment tax credits	492	472
Accrued pension and other post-retirement benefit costs	1,044	1,088
Asset retirement obligations	10,231	10,264
Regulatory liabilities	6,334	6,255
Other	1,730	1,706
Total deferred credits and other liabilities	32,869	32,490
Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 689 million and 688 million shares outstanding at 2016 and 2015, respectively	1	1
Additional paid-in capital	37,984	37,968
Retained earnings	2,627	2,564
Accumulated other comprehensive loss	(717)	(806)
Total Duke Energy Corporation stockholders' equity	39,895	39,727
Noncontrolling interests	53	44
Total equity	39,948	39,771
Total Liabilities and Equity	$122,654	$121,156

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,211	$1,414
Adjustments to reconcile net income to net cash provided by operating activities	1,995	1,465
Net cash provided by operating activities	3,206	2,879

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(3,608)	(294)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	221	(3,661)

Net decrease in cash and cash equivalents	(181)	(1,076)
Cash and cash equivalents at the beginning of period	857	2,036
Cash and cash equivalents at end of period	$676	$960

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2016 QTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Portfolio	Other	Consolidated
2015 QTD Reported Earnings Per Share, Diluted	$0.91	$0.08	$(0.05)	$(0.07)	$0.78
Costs to Achieve, Progress Merger	—	—	—	0.02	0.02
Discontinued Operations			0.06		0.15
2015 QTD Adjusted Earnings Per Share, Diluted	$0.91	$0.08	$0.01	$(0.05)	$0.95
Weather	(0.04)	—	—	—	(0.04)
Pricing and Riders (a)	0.08	—	—	—	0.08
Volume	—	—	—	—	—
Wholesale (b)	0.03	—	—	—	0.03
Operations and Maintenance, net of recoverables (c)	0.05	—	—	—	0.05
Latin America, including Foreign Exchange Rates (d)	—	0.03	—	—	0.03
National Methanol Company	—	(0.02)	—	—	(0.02)
Duke Energy Renewables, net of tax	—	—	—	—	—
Commercial Transmission, Pipeline and Other (e)	—	—	0.01	—	0.01
Interest Expense	—	—	—	(0.01)	(0.01)
Change in effective income tax rate (f)(g)	0.01	(0.02)	—	0.02	0.01
Other	—	(0.01)	—	(0.01)	(0.02)
2016 QTD Adjusted Earnings Per Share, Diluted	$1.04	$0.06	$0.02	$(0.05)	$1.07
Costs to Achieve, Mergers	—	—	—	(0.10)	(0.10)
International Impairment	—	(0.21)	—	—	(0.21)
Cost Savings Initiatives	—	—	—	(0.02)	(0.02)
2016 QTD Reported Earnings Per Share, Diluted	$1.04	$(0.15)	$0.02	$(0.17)	$0.74

Note 1: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate.
Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.
Note 3: Prior year amounts have been recast to conform with the new segment income measure.

(a)
Primarily due to higher retail pricing due to lower volumes for Duke Energy Carolinas (+$0.02), the NCEMPA rider (+$0.02), higher energy efficiency recoveries in the Carolinas (+$0.02), and a prior year unfavorable regulatory order in Ohio related to energy efficiency (+$0.02).

(b)	Primarily due to the implementation of the new 30-year contract with NCEMPA.
(c)	Primarily due to lower outage costs and cost savings initiatives, partially offset by costs related to the NCEMPA asset purchase.
(d)	Primarily due to higher results in Brazil due to improved hydrology (+$0.04), partially offset by weaker foreign currency exchange rates (-$0.01).
(e)	Primarily due to increased investments in Atlantic Coast and Sabal Trail pipelines.
(f)	International Energy includes the impact of no longer asserting indefinite reinvestment of foreign earnings (-$0.01).
(g) Other is driven by impacts of finalizing federal tax audits.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2016 YTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Portfolio	Other	Consolidated
2015 YTD Reported Earnings Per Share, Diluted	$2.01	$0.13	$(0.03)	$(0.14)	$2.01
Costs to Achieve, Progress Merger	—	—	—	0.04	0.04
Midwest Generation Operations (offset in Discontinued Operations)	—	—	0.13	—	0.13
Discontinued Operations			0.06		0.02
2015 YTD Adjusted Earnings Per Share, Diluted	$2.01	$0.13	$0.16	$(0.10)	$2.20
Stock repurchase (a)	0.03	—	—	—	0.03
Weather	(0.14)	—	—	—	(0.14)
Pricing and Riders (b)	0.15	—	—	—	0.15
Volume	(0.01)	—	—	—	(0.01)
Wholesale (c)	0.05	—	—	—	0.05
Operations and Maintenance, net of recoverables (d)	0.03	—	—	—	0.03
Latin America, including Foreign Exchange Rates (e)	—	0.06	—	—	0.06
National Methanol Company	—	(0.03)	—	—	(0.03)
Duke Energy Renewables, net of tax	—	—	0.01	—	0.01
Commercial Transmission, Pipeline and Other (f)	—	—	0.01	—	0.01
Midwest Generation, net of tax (g)	—	—	(0.12)	—	(0.12)
Interest Expense	—	—	—	(0.02)	(0.02)
Change in effective income tax rate (h)	0.03	0.08	—	(0.01)	0.10
Other (i)	(0.10)	—	—	(0.02)	(0.12)
2016 YTD Adjusted Earnings Per Share, Diluted	$2.05	$0.24	$0.06	$(0.15)	$2.20
Costs to Achieve, Mergers	—	(0.21)	—	—	(0.21)
Cost Savings Initiatives	—	—	—	(0.04)	(0.04)
International Impairment	—	—	—	(0.21)	(0.21)
2016 YTD Reported Earnings Per Share, Diluted	$2.05	$0.03	$0.06	$(0.40)	$1.74

Note 1: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate.
Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.
Note 3: Prior year amounts have been recast to conform with the new segment income measure.

(a)
Due to the decrease in common shares outstanding as a result of the Accelerated Stock Repurchase Program. Weighted average diluted shares outstanding decreased from 700 million shares for the six months ended June 30, 2015, to 689 million shares for the six months ended June 30, 2016.

(b)
Primarily due to higher retail pricing for Duke Energy Carolinas (+$0.05) driven by lower volumes, the NCEMPA rider (+$0.04), higher energy efficiency recoveries in the Carolinas (+$0.03), and a prior year unfavorable regulatory order in Ohio related to energy efficiency (+$0.02).

(c)	Primarily due to the implementation of the new 30-year contract with NCEMPA.
(d)	Primarily due to lower outage costs and cost savings initiatives, partially offset by increased storm restoration costs and costs related to the NCEMPA asset purchase.
(e)	Primarily due to higher results in Brazil due to improved hydrology (+$0.09), partially offset by weaker foreign currency exchange rates (-$0.02).
(f)	Primarily due to increased investments in Atlantic Coast and Sabal Trail pipelines.
(g)	Due to the absence of earnings from the nonregulated Midwest generation business, which was sold in April 2015.
(h)
International Energy includes lower income taxes resulting from the decision to divest the International Energy segment combined with more efficient utilization of foreign tax credits, net of the impact of no longer asserting indefinite reinvestment of foreign earnings.

(i)
Regulated Utilities includes increased depreciation and amortization expense (-$0.06) due to higher depreciable base including the NCEMPA asset purchase, and higher non-income taxes (-$0.04) primarily due to increased property taxes.

Regulated Utilities
Quarterly Highlights
Supplemental Regulated Utilities Electric Information
June 2016

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	17,685	17,989	(1.7%)	0.7%	39,347	42,019	(6.4%)	0.3%
General Service	18,673	18,795	(0.6%)	(0.2%)	36,523	37,077	(1.5%)	(0.8%)
Industrial	13,021	13,105	(0.6%)	(0.5%)	25,293	25,369	(0.3%)	—%
Other Energy Sales	145	149	(2.7%)		291	301	(3.3%)
Unbilled Sales	2,125	2,378	(10.6%)	n/a	1,781	1,332	33.7%	n/a
Total Retail Sales	51,649	52,416	(1.5%)	—%	103,235	106,098	(2.7%)	(0.2%)
Special Sales	10,536	8,582	22.8%		21,681	18,101	19.8%
Total Consolidated Electric Sales - Regulated Utilities	62,185	60,998	1.9%		124,916	124,199	0.6%

Average Number of Customers (Electric)
Residential	6,438,062	6,348,277	1.4%		6,431,744	6,345,413	1.4%
General Service	961,364	951,642	1.0%		959,423	949,694	1.0%
Industrial	17,864	18,159	(1.6%)		17,900	18,172	(1.5%)
Other Energy Sales	23,099	23,012	0.4%		23,106	22,982	0.5%
Total Regular Sales	7,440,389	7,341,090	1.4%		7,432,173	7,336,261	1.3%
Special Sales	65	61	6.6%		64	64	—%
Total Average Number of Customers - Regulated Utilities	7,440,454	7,341,151	1.4%		7,432,237	7,336,325	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	15,768	17,963	(12.2%)		33,702	38,924	(13.4%)
Nuclear	18,609	16,722	11.3%		36,608	34,111	7.3%
Hydro	324	439	(26.2%)		1,371	934	46.8%
Oil and Natural Gas	14,784	15,250	(3.1%)		30,867	29,521	4.6%
Renewable Energy	45	4	1,025.0%		98	7	1,300.0%
Total Generation (4)	49,530	50,378	(1.7%)		102,646	103,497	(0.8%)
Purchased Power and Net Interchange (5)	16,139	13,842	16.6%		28,652	27,226	5.2%
Total Sources of Energy	65,669	64,220	2.3%		131,298	130,723	0.4%
Less: Line Loss and Company Usage	3,484	3,222	8.1%		6,382	6,524	(2.2%)
Total GWh Sources	62,185	60,998	1.9%		124,916	124,199	0.6%

Owned MW Capacity (3)
Summer					49,666	49,576
Winter					52,837	52,831
Nuclear Capacity Factor (%) (6)					96	93

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Regulated Utilities
Quarterly Highlights
Supplemental Regulated Utilities Electric Information
June 2016

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Inc.(Dec.)	2016	2015	% Inc.(Dec.)
Heating and Cooling Degree Days
Carolinas - Actual
Heating Degree Days	189	150	26.0%	1,777	2,054	(13.5%)
Cooling Degree Days	573	632	(9.3%)	601	636	(5.5%)

Variance from Normal
Heating Degree Days	(7.8%)	(19.5%)	n/a	(6.6%)	11.6%	n/a
Cooling Degree Days	12.8%	15.3%	n/a	16.5%	14.0%	n/a

Midwest - Actual
Heating Degree Days	499	380	31.3%	2,934	3,500	(16.2%)
Cooling Degree Days	374	378	(1.1%)	374	378	(1.1%)

Variance from Normal
Heating Degree Days	5.7%	(10.4%)	n/a	(7.2%)	14.6%	n/a
Cooling Degree Days	14.7%	3.0%	n/a	13.3%	1.3%	n/a

Florida - Actual
Heating Degree Days	—	—	—%	401	373	7.5%
Cooling Degree Days	1,112	1,256	(11.5%)	1,311	1,490	(12.0%)

Variance from Normal
Heating Degree Days	(100.0%)	(100.0%)	n/a	1.1%	(6.3%)	n/a
Cooling Degree Days	8.0%	19.3%	n/a	7.9%	21.6%	n/a

Duke Energy Carolinas
Quarterly Highlights
Supplemental Regulated Utilities Electric Information
June 2016

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	5,671	5,754	(1.4%)		13,251	14,232	(6.9%)
General Service	6,934	6,942	(0.1%)		13,598	13,801	(1.5%)
Industrial	5,545	5,614	(1.2%)		10,623	10,689	(0.6%)
Other Energy Sales	76	76	—%		152	153	(0.7%)
Unbilled Sales	685	843	(18.7%)		690	354	94.9%
Total Regular Electric Sales	18,911	19,229	(1.7%)	(0.4%)	38,314	39,229	(2.3%)	(0.1%)
Special Sales	1,846	2,077	(11.1%)		4,068	4,545	(10.5%)
Total Consolidated Electric Sales - Duke Energy Carolinas	20,757	21,306	(2.6%)		42,382	43,774	(3.2%)

Average Number of Customers
Residential	2,143,608	2,112,443	1.5%		2,141,071	2,110,556	1.4%
General Service	348,878	344,865	1.2%		348,103	344,029	1.2%
Industrial	6,301	6,446	(2.2%)		6,317	6,459	(2.2%)
Other Energy Sales	15,153	14,993	1.1%		15,143	14,974	1.1%
Total Regular Sales	2,513,940	2,478,747	1.4%		2,510,634	2,476,018	1.4%
Special Sales	25	24	4.2%		24	25	(4.0%)
Total Average Number of Customers - Duke Energy Carolinas	2,513,965	2,478,771	1.4%		2,510,658	2,476,043	1.4%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	5,082	5,695	(10.8%)		10,661	13,530	(21.2%)
Nuclear	10,809	11,803	(8.4%)		21,802	23,119	(5.7%)
Hydro	112	219	(48.9%)		837	476	75.8%
Oil and Natural Gas	2,691	2,758	(2.4%)		5,677	4,991	13.7%
Renewable Energy	4	4	—%		7	7	—%
Total Generation (4)	18,698	20,479	(8.7%)		38,984	42,123	(7.5%)
Purchased Power and Net Interchange (5)	3,448	2,135	61.5%		6,067	4,257	42.5%
Total Sources of Energy	22,146	22,614	(2.1%)		45,051	46,380	(2.9%)
Less: Line Loss and Company Usage	1,389	1,308	6.2%		2,669	2,606	2.4%
Total GWh Sources	20,757	21,306	(2.6%)		42,382	43,774	(3.2%)

Owned MW Capacity (3)
Summer					19,678	19,645
Winter					20,383	20,357
Nuclear Capacity Factor (%) (6)					96	98

Heating and Cooling Degree Days
Actual
Heating Degree Days	200	163	22.7%		1,861	2,104	(11.5%)
Cooling Degree Days	570	623	(8.5%)		589	624	(5.6%)

Variance from Normal
Heating Degree Days	(9.5%)	(18.9%)	n/a		(6.3%)	9.7%	n/a
Cooling Degree Days	17.3%	18.7%	n/a		19.6%	16.9%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Regulated Utilities Electric Information
June 2016

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	3,597	3,673	(2.1%)		8,597	9,440	(8.9%)
General Service	3,680	3,688	(0.2%)		7,340	7,437	(1.3%)
Industrial	2,547	2,565	(0.7%)		4,986	5,002	(0.3%)
Other Energy Sales	22	27	(18.5%)		46	55	(16.4%)
Unbilled Sales	345	570	(39.5%)		210	129	62.8%
Total Regular Electric Sales	10,191	10,523	(3.2%)	(1.3%)	21,179	22,063	(4.0%)	(0.5%)
Special Sales	6,638	4,429	49.9%		12,799	9,654	32.6%
Total Consolidated Electric Sales - Duke Energy Progress	16,829	14,952	12.6%		33,978	31,717	7.1%

Average Number of Customers
Residential	1,289,306	1,271,806	1.4%		1,287,593	1,270,438	1.4%
General Service	228,717	225,735	1.3%		228,120	225,073	1.4%
Industrial	4,137	4,229	(2.2%)		4,148	4,229	(1.9%)
Other Energy Sales	1,542	1,690	(8.8%)		1,571	1,689	(7.0%)
Total Regular Sales	1,523,702	1,503,460	1.3%		1,521,432	1,501,429	1.3%
Special Sales	15	15	—%		15	15	—%
Total Average Number of Customers - Duke Energy Progress	1,523,717	1,503,475	1.3%		1,521,447	1,501,444	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	2,328	3,340	(30.3%)		4,435	7,344	(39.6%)
Nuclear	7,800	4,919	58.6%		14,806	10,992	34.7%
Hydro	125	152	(17.8%)		378	334	13.2%
Oil and Natural Gas	5,623	5,505	2.1%		12,095	11,326	6.8%
Renewable Energy	41	—	n/a		91	—	n/a
Total Generation (4)	15,917	13,916	14.4%		31,805	29,996	6.0%
Purchased Power and Net Interchange (5)	1,497	1,666	(10.1%)		3,262	3,180	2.6%
Total Sources of Energy	17,414	15,582	11.8%		35,067	33,176	5.7%
Less: Line Loss and Company Usage	585	630	(7.1%)		1,089	1,459	(25.4%)
Total GWh Sources	16,829	14,952	12.6%		33,978	31,717	7.1%

Owned MW Capacity (3)
Summer					12,935	12,222
Winter					14,034	13,319
Nuclear Capacity Factor (%) (6)					96	83

Heating and Cooling Degree Days
Actual
Heating Degree Days	179	136	31.6%		1,693	2,003	(15.5%)
Cooling Degree Days	576	641	(10.1%)		612	648	(5.6%)

Variance from Normal
Heating Degree Days	(5.3%)	(19.0%)	n/a		(6.9%)	13.6%	n/a
Cooling Degree Days	8.7%	12.5%	n/a		13.3%	11.5%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Regulated Utilities Electric Information
June 2016

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	4,872	4,944	(1.5%)		9,045	9,048	—%
General Service	3,820	3,857	(1.0%)		7,061	7,092	(0.4%)
Industrial	812	821	(1.1%)		1,564	1,581	(1.1%)
Other Energy Sales	6	6	—%		12	12	—%
Unbilled Sales	669	679	(1.5%)		658	793	(17.0%)
Total Regular Electric Sales	10,179	10,307	(1.2%)	2.2%	18,340	18,526	(1.0%)	1.0%
Special Sales	467	495	(5.7%)		762	749	1.7%
Total Electric Sales - Duke Energy Florida	10,646	10,802	(1.4%)		19,102	19,275	(0.9%)

Average Number of Customers
Residential	1,546,606	1,521,460	1.7%		1,544,081	1,518,985	1.7%
General Service	195,356	193,278	1.1%		195,032	192,919	1.1%
Industrial	2,182	2,245	(2.8%)		2,192	2,251	(2.6%)
Other Energy Sales	1,536	1,537	(0.1%)		1,536	1,539	(0.2%)
Total Regular Sales	1,745,680	1,718,520	1.6%		1,742,841	1,715,694	1.6%
Special Sales	15	14	7.1%		15	15	—%
Total Average Number of Customers - Duke Energy Florida	1,745,695	1,718,534	1.6%		1,742,856	1,715,709	1.6%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	2,331	3,044	(23.4%)		3,782	5,197	(27.2%)
Oil and Natural Gas	5,638	6,430	(12.3%)		11,761	11,913	(1.3%)
Total Generation (4)	7,969	9,474	(15.9%)		15,543	17,110	(9.2%)
Purchased Power and Net Interchange (5)	3,130	1,910	63.9%		4,639	3,294	40.8%
Total Sources of Energy	11,099	11,384	(2.5%)		20,182	20,404	(1.1%)
Less: Line Loss and Company Usage	453	582	(22.2%)		1,080	1,129	(4.3%)
Total GWh Sources	10,646	10,802	(1.4%)		19,102	19,275	(0.9%)

Owned MW Capacity (3)
Summer					8,848	9,154
Winter					9,735	10,120

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	—	—%		401	373	7.5%
Cooling Degree Days	1,112	1,256	(11.5%)		1,311	1,490	(12.0%)

Variance from Normal
Heating Degree Days	(100.0%)	(100.0%)	n/a		1.1%	(6.3%)	n/a
Cooling Degree Days	8.0%	19.3%	n/a		7.9%	21.6%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Regulated Utilities Electric Information
June 2016

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	1,747	1,811	(3.5%)		4,067	4,492	(9.5%)
General Service	2,278	2,315	(1.6%)		4,575	4,678	(2.2%)
Industrial	1,457	1,479	(1.5%)		2,901	2,927	(0.9%)
Other Energy Sales	28	26	7.7%		55	54	1.9%
Unbilled Sales	212	182	16.5%		120	49	144.9%
Total Regular Electric Sales	5,722	5,813	(1.6%)	(1.0%)	11,718	12,200	(4.0%)	(1.3%)
Special Sales	74	420	(82.4%)		185	800	(76.9%)
Total Electric Sales - Duke Energy Ohio	5,796	6,233	(7.0%)		11,903	13,000	(8.4%)

Average Number of Customers
Residential	752,249	746,005	0.8%		752,718	746,812	0.8%
General Service	87,543	87,200	0.4%		87,491	87,187	0.3%
Industrial	2,517	2,530	(0.5%)		2,523	2,534	(0.4%)
Other Energy Sales	3,254	3,218	1.1%		3,250	3,212	1.2%
Total Regular Sales	845,563	838,953	0.8%		845,982	839,745	0.7%
Special Sales	1	1	—%		1	1	—%
Total Average Number of Customers - Duke Energy Ohio	845,564	838,954	0.8%		845,983	839,746	0.7%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	536	1,168	(54.1%)		1,464	2,388	(38.7%)
Oil and Natural Gas	10	10	—%		11	30	(63.3%)
Total Generation (4)	546	1,178	(53.7%)		1,475	2,418	(39.0%)
Purchased Power and Net Interchange (5)	5,931	5,496	7.9%		11,486	11,446	0.3%
Total Sources of Energy	6,477	6,674	(3.0%)		12,961	13,864	(6.5%)
Less: Line Loss and Company Usage	681	441	54.4%		1,058	864	22.5%
Total GWh Sources	5,796	6,233	(7.0%)		11,903	13,000	(8.4%)

Owned MW Capacity (3)
Summer					1,062	1,062
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	475	348	36.5%		2,824	3,310	(14.7%)
Cooling Degree Days	372	391	(4.9%)		372	391	(4.9%)

Variance from Normal
Heating Degree Days	5.8%	(14.5%)	n/a		(7.2%)	12.1%	n/a
Cooling Degree Days	14.5%	7.7%	n/a		13.3%	6.3%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Regulated Utilities Gas Information
June 2016

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
MCF Sales (1)
Residential	4,930,088	5,052,315	(2.4%)		21,627,643	27,231,220	(20.6%)
General Service	3,487,618	3,553,999	(1.9%)		13,567,296	16,625,080	(18.4%)
Industrial	1,404,742	1,335,427	5.2%		3,882,745	4,411,288	(12.0%)
Other Energy Sales	4,988,355	4,538,714	9.9%		10,813,639	10,754,865	0.5%
Unbilled Sales	(2,096,677)	(2,892,000)	27.5%		(2,435,677)	(3,245,000)	24.9%
Total Gas Sales - Duke Energy Ohio	12,714,126	11,588,455	9.7%	6.2%	47,455,646	55,777,453	(14.9%)	(7.7%)

Average Number of Customers
Residential	477,813	474,973	0.6%		479,166	476,554	0.5%
General Service	42,898	43,003	(0.2%)		44,061	44,171	(0.2%)
Industrial	1,601	1,604	(0.2%)		1,650	1,655	(0.3%)
Other Energy Sales	143	143	—%		143	144	(0.7%)
Total Average Number of Gas Customers - Duke Energy Ohio	522,455	519,723	0.5%		525,020	522,524	0.5%

Heating and Cooling Degree Days
Actual
Heating Degree Days	475	348	36.5%		2,824	3,310	(14.7%)
Cooling Degree Days	372	391	(4.9%)		372	391	(4.9%)

Variance from Normal
Heating Degree Days	5.8%	(14.5%)	n/a		(7.2%)	12.1%	n/a
Cooling Degree Days	14.5%	7.7%	n/a		13.3%	6.3%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Indiana
Quarterly Highlights
Supplemental Regulated Utilities Electric Information
June 2016

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	1,798	1,807	(0.5%)		4,387	4,807	(8.7%)
General Service	1,961	1,993	(1.6%)		3,949	4,069	(2.9%)
Industrial	2,660	2,626	1.3%		5,219	5,170	0.9%
Other Energy Sales	13	14	(7.1%)		26	27	(3.7%)
Unbilled Sales	214	104	105.8%		103	7	1,371.4%
Total Regular Electric Sales	6,646	6,544	1.6%	0.8%	13,684	14,080	(2.8%)	(0.6%)
Special Sales	1,511	1,161	30.1%		3,867	2,353	64.3%
Total Electric Sales - Duke Energy Indiana	8,157	7,705	5.9%		17,551	16,433	6.8%

Average Number of Customers
Residential	706,293	696,563	1.4%		706,281	698,622	1.1%
General Service	100,870	100,564	0.3%		100,677	100,486	0.2%
Industrial	2,727	2,709	0.7%		2,720	2,699	0.8%
Other Energy Sales	1,614	1,574	2.5%		1,606	1,568	2.4%
Total Regular Sales	811,504	801,410	1.3%		811,284	803,375	1.0%
Special Sales	9	7	28.6%		9	8	12.5%
Total Average Number of Customers - Duke Energy Indiana	811,513	801,417	1.3%		811,293	803,383	1.0%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	5,491	4,716	16.4%		13,360	10,465	27.7%
Hydro	87	68	27.9%		156	124	25.8%
Oil and Natural Gas	822	547	50.3%		1,323	1,261	4.9%
Total Generation (4)	6,400	5,331	20.1%		14,839	11,850	25.2%
Purchased Power and Net Interchange (5)	2,133	2,635	(19.1%)		3,198	5,049	(36.7%)
Total Sources of Energy	8,533	7,966	7.1%		18,037	16,899	6.7%
Less: Line Loss and Company Usage	376	261	44.1%		486	466	4.3%
Total GWh Sources	8,157	7,705	5.9%		17,551	16,433	6.8%

Owned MW Capacity (3)
Summer					7,143	7,493
Winter					7,521	7,871

Heating and Cooling Degree Days
Actual
Heating Degree Days	522	411	27.0%		3,043	3,689	(17.5%)
Cooling Degree Days	376	364	3.3%		376	364	3.3%

Variance from Normal
Heating Degree Days	6.1%	(7.0%)	n/a		(7.0%)	16.9%	n/a
Cooling Degree Days	14.6%	(1.4%)	n/a		13.4%	(2.9%)	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended June 30, 2016
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve, Mergers		International Impairment		Cost Savings Initiatives		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Regulated Utilities	$718	$—		$—		$—		$—		$—	$718
International Energy	(102)	—		145	B	—		—		145	43
Commercial Portfolio	14	—		—		—		—		—	14
Total Reportable Segment Income	630	—		145		—		—		145	775
Other	(120)	69	A	—		15	C	—		84	(36)
Total Reportable Segment Income and Other Net Expense	510	69		145		15		—		229	739
Discontinued Operations	(1)	—		—		—		1	D	1	—
Net Income Attributable to Duke Energy Corporation	$509	$69		$145		$15		$1		$230	$739
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.74	$0.10		$0.21		$0.02		$—		$0.33	$1.07
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.74	$0.10		$0.21		$0.02		$—		$0.33	$1.07

A - Net of $42 million tax benefit. Includes $28 million recorded within Operating Expenses and $83 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations. The interest expense is primarily mark-to-market losses related to forward-starting interest rate swaps utilized to manage interest rate exposure for the expected financing of the Piedmont acquisition.
B - Net of $49 million tax benefit. Impairment of certain assets in Central America recorded within Impairment Charges on the Condensed Consolidated Statements of Operations.
C - Net of $9 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Condensed Consolidated Statements of Operations.
D - Recorded in (Loss) Income From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions
Basic            689
Diluted            690

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Six Months Ended June 30, 2016
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve, Mergers		International Impairment		Cost Savings Initiatives		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Regulated Utilities	$1,413	$—		$—		$—		$—		$—	$1,413
International Energy	21	—		145	B	—		—		145	166
Commercial Portfolio	41	—		—		—		—		—	41
Total Reportable Segment Income	1,475	—		145		—		—		145	1,620
Other	(274)	143	A	—		27	C	—		170	(104)
Total Reportable Segment Income and Other Net Expense	1,201	143		145		27		—		315	1,516
Discontinued Operations	2	—		—		—		(2)	D	(2)	—
Net Income Attributable to Duke Energy Corporation	$1,203	$143		$145		$27		$(2)		$313	$1,516
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.74	$0.21		$0.21		$0.04		$—		$0.46	$2.20
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.74	$0.21		$0.21		$0.04		$—		$0.46	$2.20

A - Net of $88 million tax benefit. Includes $1 million recorded within Operating Revenues, $47 million recorded within Operating Expenses and $183 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations. The interest expense is primarily mark-to-market losses related to forward-starting interest rate swaps utilized to manage interest rate exposure for the expected financing of the Piedmont acquisition.
B - Net of $49 million tax benefit. Impairment of certain assets in Central America recorded within Impairment Charges on the Condensed Consolidated Statements of Operations.
C - Net of $17 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Condensed Consolidated Statements of Operations.
D - Recorded in (Loss) Income From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions
Basic            689
Diluted        689

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended June 30, 2015
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve, Progress Merger		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Regulated Utilities	$632	$—		$—		$—	$632
International Energy	52	—		—		—	52
Commercial Portfolio	(30)	—		41	D	41	11
Total Reportable Segment Income	654	—		41		41	695
Other	(51)	14	A	—		14	(37)
Intercompany Eliminations	(3)	—		3	C	3	—
Total Reportable Segment Income and Other Net Expense	600	14		44		58	658
Discontinued Operations	(57)	—		57	B	57	—
Net Income Attributable to Duke Energy Corporation	$543	$14		$101		$115	$658
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.78	$0.02		$0.15		$0.17	$0.95
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.78	$0.02		$0.15		$0.17	$0.95

A - Net of $8 million tax benefit. Recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B - Recorded in (Loss) Income From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations, and includes the impact of a litigation reserve related to the nonregulated Midwest generation business.
C - Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
D - State tax expense resulting from the completion of the sale of the nonregulated Midwest generation business.

Weighted Average Shares (reported and adjusted) - in millions
Basic            692
Diluted            692

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Six Months Ended June 30, 2015
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve, Progress Merger		Midwest Generation Operations		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Regulated Utilities	$1,406	$—		$—		$—		$—	$1,406
International Energy	88	—		—		—		—	88
Commercial Portfolio	(23)	—		94	B	41	E	135	112
Total Reportable Segment Income	1,471	—		94		41		135	1,606
Other	(94)	27	A	—		—		27	(67)
Intercompany Eliminations	(4)	—		—		4	D	4	—
Total Reportable Segment Income and Other Net Expense	1,373	27		94		45		166	1,539
Discontinued Operations	34	—		(94)	B	60	C	(34)	—
Net Income Attributable to Duke Energy Corporation	$1,407	$27		$—		$105		$132	$1,539
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$2.01	$0.04		$—		$0.15		$0.19	$2.20
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$2.01	$0.04		$—		$0.15		$0.19	$2.20

A - Net of $16 million tax benefit. Recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B - Operating results of the nonregulated Midwest generation business that had been classified from discontinued operations after adjustment for special items and economic hedges (net of $53 million tax benefit).
C - Recorded in (Loss) Income From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations, and includes the impact of a litigation reserve related to the nonregulated Midwest generation business.
D - Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
E - State tax expense resulting from the completion of the sale of the nonregulated Midwest generation business.

Weighted Average Shares (reported and adjusted) - in millions
Basic            700
Diluted            700

DUKE ENERGY CORPORATION
ADJUSTED EFFECTIVE TAX RECONCILIATION
Three and Six Months Ended June 30, 2016
(Dollars in Millions)

	Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
	Balance	Effective Tax Rate		Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$752			$1,661
Costs to Achieve, Mergers	111			231
International Impairment	194			194
Cost Savings Initiatives	24			44
Noncontrolling interests	(3)			(8)
Adjusted Pretax Income	$1,078			$2,122

Reported Income Tax Expense From Continuing Operations	$239	31.8%		$452	27.2%
Costs to Achieve, Mergers	42			88
International Impairment	49			49
Cost Savings Initiatives	9			17
Adjusted Tax Expense	$339	31.4%	*	$606	28.6%	*

*Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

DUKE ENERGY CORPORATION
ADJUSTED EFFECTIVE TAX RECONCILIATION
Three and Six Months Ended June 30, 2015
(Dollars in Millions)

	Three Months Ended June 30, 2015			Six Months Ended June 30, 2015
	Balance	Effective Tax Rate		Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$938			$2,078
Costs to Achieve, Progress Energy Merger	22			43
Midwest Generation Operations	—			147
Noncontrolling Interests	(4)			(7)
Intercompany Eliminations	2			4
Adjusted Pretax Income	$958			$2,265

Reported Income Tax Expense From Continuing Operations	$334	35.6%		$698	33.6%
Tax Adjustment Related to Midwest Generation Sale	(41)			(41)
Midwest Generation Operations	—			53
Costs to Achieve, Progress Energy Merger	8			16
Intercompany Eliminations	(1)			—
Adjusted Tax Expense	$300	31.3%	*	$726	32.1%	*

*Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.